UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

STRATAGENE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50786 (Commission File Number)	33-0683641 (IRS Employer Identification No.)

11011 North Torrey Pines Road, La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)

Registrant’s telephone number, including area code: (858) 535-5400

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

     This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01. Other Events.

     On December 14, 2004, the Company’s Chairman and Chief Executive Officer, Dr. Joseph A. Sorge completed the sale pursuant to Rule 144 of 75,000 shares of the Company’s Common Stock. Dr. Sorge indicated that the proceeds of such sale were to be used primarily to pay personal tax obligations resulting from transactions related to the merger and acquisition by the Company of Hycor Biomedical Inc. earlier this year. Following such sale, Dr. Sorge and other parties controlled by Dr. Sorge still retain beneficial ownership of approximately 13,581,000 shares (61.7%) of the Company’s outstanding Common Stock.

     The Company’s insider trading policy limits stock transactions by executive officers during financial reporting periods. The trading blackout period for the Company’s fourth fiscal quarter begins on Monday, December 20, 2004 and will end two days following the fourth quarter earnings release, which is expected to occur in late February 2005. As a result, no other transactions are expected during this time period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2004	STRATAGENE CORPORATION
	By:	/s/ REGINALD P. JONES
		Name:	Reginald P. Jones
		Title:	Senior Vice President and Chief Financial Officer